UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 14, 2022

Bentley Systems, Incorporated

(Exact name of registrant as specified in its charter)

Delaware	001-39548	95-3936623
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

685 Stockton Drive

Exton, PA 19341

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (610) 458-5000

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8−K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a−12 under the Exchange Act (17 CFR 240.14a−12)

☐	Pre−commencement communications pursuant to Rule 14d−2(b) under the Exchange Act (17 CFR 240.14d−2(b))

☐	Pre−commencement communications pursuant to Rule 13e−4(c) under the Exchange Act (17 CFR 240.13e− 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class B common stock, par value $0.01 per share	BSY	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

In connection with the amendment to the BSY Stock Repurchase Program described in Item 8.01 below, on December 14, 2022, Bentley Systems, Incorporated (the “Company”) entered into a fifth amendment by and among the Company, certain of its subsidiaries, PNC Bank, National Association, as administrative agent, and the lenders party thereto (“Fifth Amendment”) to the Amended and Restated Credit Agreement, dated as of December 19, 2017, by and among the Company, PNC Bank, National Association, as administrative agent, and the lenders from time to time party thereto (as previously amended, the “Credit Facility”).

The Fifth Amendment amends the Credit Facility to enable the Company to do the following (so long as there is no default and the Company would be in compliance on a pro forma basis with its financial covenants): (i) repurchase outstanding and future subordinated and convertible indebtedness and to otherwise make Restricted Payments (as defined in the Credit Facility) in an amount not to exceed $75.0 million in any fiscal year; and (ii) repurchase outstanding and future subordinated and convertible indebtedness without a stated maximum dollar amount if on both on an actual basis and after giving pro forma effect to such repurchases, the Company’s Net Senior Secured Leverage Ratio (as defined in the Credit Facility) is less than 2.75 to 1.00.

The foregoing description of the Fifth Amendment is qualified in its entirety by the full text of the Fifth Amendment, which is filed herewith as Exhibit 10.1 and is incorporated into this Item 1.01 by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 14, 2022, the Sustainability Committee (the “Committee”) of the Board of Directors (the “Board”) of the Company, pursuant to the authority delegated to it by the Board, approved a policy to provide for the continued vesting of awards granted under the Company’s 2020 Omnibus Incentive Plan (the “Plan”) in the event an awardee’s employment with the Company or its affiliates terminates due to the awardee’s “retirement” (as defined below), subject to the awardee’s continued compliance with any applicable restrictive covenants through the applicable vesting date(s). Any such continued vesting will be in accordance with the applicable award’s original vesting schedule.

Unless otherwise determined by the Committee, this policy will apply to future awards granted under the Plan and certain outstanding awards, including awards held by Gus Bergsma, the Company’s Chief Revenue Officer, who has satisfied the requirements of the “retirement” definition. These continued vesting provisions will not apply to any existing or future equity awards made in connection with the hiring of employees or equity awards that are made in connection with an acquisition made by the Company or its affiliates (in each case unless otherwise determined by the Committee).

For the purposes of the Plan and any award agreements thereunder, a “retirement” means that the awardee has terminated employment with the Company or its affiliates other than for Cause (as defined in the Plan) at age 55 or older and has a combination of age and years of service at the time of such termination that equals at least 75 (with years of service being determined in a manner as reasonably determined by the Committee).

Except as set forth above, the terms of the equity awards granted to the Company’s named executive officers have not changed. The Company intends to provide additional information regarding these compensatory matters in the Company’s proxy statement for the 2023 Annual Meeting of Stockholders of the Company.

Item 8.01	Other Events.

On December 14, 2022, the Board amended the BSY Stock Repurchase Program, initially announced on May 11, 2022 as authorizing the repurchase of up to $200 million of BSY Class B common stock through June 30, 2024, to allow the Company also to repurchase its outstanding convertible senior notes due 2026 and 2027. This additional authorization does not increase the overall dollar limit of the BSY Stock Repurchase Program, which otherwise remains unchanged.

The securities proposed to be acquired in the BSY Stock Repurchase Program may be repurchased from time to time in open market transactions, through privately negotiated transactions, or by other means in accordance with federal securities laws. The Company intends to fund repurchases from available working capital and cash provided by operating activities. The timing, as well as the number and value of securities repurchased under the program, will be determined by the Company at its discretion and will depend on a variety of factors, including management’s assessment of the intrinsic value of the Company’s shares, the market price of the Company’s Class B common stock and other securities, general market and economic conditions, available liquidity, compliance with the Company’s debt and other agreements, and applicable legal requirements. The exact number of shares and/or notes to be repurchased by the Company is not guaranteed, and the program may be suspended, modified, or discontinued at any time without prior notice.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Fifth Amendment, dated as of December 14, 2022, to the Amended and Restated Credit Agreement dated as of December 19, 2017, by and among the Company, PNC Bank National Association, as administrative agent, and the lenders party thereto

104	Cover Page Interactive Data File (formatted as inline XBRL)

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed by the undersigned hereunto duly authorized.

Bentley Systems, Incorporated
Date: December 15, 2022
	By:	/s/ David R. Shaman
	Name:	David R. Shaman
	Title:	Chief Legal Officer and Corporate Secretary